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                                                                    EXHIBIT 2.1

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                                  INTRADO INC.
                                     INTO
                            SCC COMMUNICATIONS CORP.

     Pursuant to Section 253 of the General Corporation Law of the State of Delaware, SCC Communications Corp. (the "Corporation") hereby certifies:

        FIRST:   That the Corporation is incorporated pursuant to the General
Corporation Law of the State of Delaware.

        SECOND: That the Corporation owns all of the outstanding shares of the capital stock of Intrado Inc., a corporation incorporated pursuant to the General Corporation Law of the State of Delaware (the "Subsidiary").

        THIRD:   That the Corporation, by the following resolutions of its
Board of Directors, duly adopted by unanimous written consent dated as of May 25, 2001, determined to merge the Subsidiary into the Corporation and to change the corporate name of the Corporation to "Intrado Inc." on the conditions set forth in such resolutions:

     RESOLVED:   That the Corporation shall merge into itself its wholly owned subsidiary, Intrado Inc., a Delaware corporation (the
                 "Subsidiary"), and shall assume all of the Subsidiary's liabilities and obligations (the "Merger"); and that upon the effectiveness of the Merger, the Corporation's corporate name shall be changed to "Intrado Inc."

     RESOLVED:   That the President and Chief Executive Officer and the Chief
                 Financial Officer of the Corporation (the "Authorized
                 Officers") are jointly and severally authorized and directed to prepare, execute and file with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger setting forth a copy of the preceding resolution and this resolution, the filing thereof to be conclusive evidence of the authorization thereof by the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Ownership and Merger to be signed by its Chief Executive Officer and President as of June 4, 2001.

                                   SCC COMMUNICATIONS CORP.


                                   By:
                                       --------------------------------------
                                       George K. Heinrichs
                                       Chief Executive Officer and President